Exhibit 10.5

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is dated for reference the 19th day of May, 2006

Between:

John Karlsson (“Karlsson”)
9938 Swordfern Way
Youbou, BC V0R 3E1

(“Karlsson”)

and

Michael Stunden (“Stunden”)
2686 West Point Grey Rd
Vancouver BC  V6K 1A5

(“Stunden”)

WHEREAS Stunden controls a public company called Project Romania Inc.,  (the “Company”) and wishes to sell to Karlsson shares of the common stock of the Company (the “shares”) owned by him and to cause the Company to cease its operations;

AND WHEREAS Karlsson wishes to purchase the Shares owned by Stunden and join the Board of the Company to assist the Company in seeking new business opportunities.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

1.           Stunden will cause the Company to wind down the business operations of its subsidiary in Romania.

2.           Stunden will cause Karlsson to be appointed to the Board of Directors of the Company.

3.           Stunden will cause the Company to effect a forward split of its stock on a five new shares for each one old share basis.

4.           Karlsson will buy from Stunden 5,450,000 shares and will pay a deposit of USD$50,000 upon execution of this Agreement and an additional USD$382,244.00 on or before June 10th, 2006, in consideration of the purchase.

5.           Karlsson agrees to loan to the Company USD$141,156.85 to enable the Company to repay a shareholder loan to Stunden.

6.           Stunden will return to the transfer agent for cancellation and return to treasury 64,550,000.

7.           This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

8.            No amendment to the terms and conditions of this Agreement shall be valid and binding unless made in writing and signed by the parties.  The parties agree that if any of the provisions of this Agreement become unenforceable, the remainder of this Agreement shall nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit hereof.

9.           This Agreement embodies the entire understanding and agreement between the parties with respect to the matters contained herein.

10.         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia without regard to principles of conflicts of law assigns.

/s/ Michael Stunden
Michael Stunden

/s/ John Karlsson
John Karlsson